Consent of Beard Miller Company LLP, Independent Auditors

Regarding:

Registration Statements, File No. 333-82043 and No. 333-35344

We consent to the incorporation by reference in the above listed Registration Statements of our report dated January 18, 2002, with respect to the consolidated financial statements of Steelton Bancorp, Inc. incorporated by reference in this Annual Report (Form 10-KSB) for the year ended December 31, 2001.


                                           /s/ BEARD MILLER COMPANY LLP



Harrisburg, Pennsylvania
March 26, 2002